EXHIBIT 10.2

AMENDMENT NUMBER SIX TO THE
SUNTRUST BANKS, INC. 401(k) PLAN
As Amended And Restated Effective January 1, 2002

WHEREAS, SunTrust Banks, Inc. has adopted and sponsors the SunTrust Banks, Inc. 401(k) Plan, as amended and restated as of January 1, 2002, and subsequently amended (the 401(k) Plan); and

WHEREAS, Section 8.1 of the 401(k) Plan permits the Plan Committee (the Committee) to amend the 401(k) Plan; and

WHEREAS, the Committee deems it appropriate to amend the 401(k) Plan: (1) to add nondeferred Management Incentive Plan (MIP) awards as a form of compensation from which participants can make elective contributions; (2) to incorporate relevant provisions of the Final Treasury Regulations under Code Sections 401(k) and (m) effective January 1, 2006; and (3) to incorporate the automatic rollover rules under Code Section 401(a)(31)(B) effective March 28, 2005.

WHEREAS, SunTrust Banks, Inc. acquired Seix Investment Advisors, Inc. on May 28, 2004, and acquired Zevenbergen Capital, Inc. on January 1, 2005. Employees in each of the acquired companies began participating in the 401(k) Plan in accordance with the eligibility requirements set forth in the Plan, on the dates specified in the attached Addendum B24 for Seix Investment Advisors, Inc. and Addendum B25 for Zevenbergen Capital, Inc.

NOW, THEREFORE BE IT RESOLVED that the 401(k) Plan is amended and modified as set forth in the attached Exhibit 1, effective as of the dates indicated in Exhibit 1.

IN WITNESS WHEREOF, the Committee has caused this Amendment Number Six to be executed by its duly authorized member.

EXECUTED this          day of December, 2005.

PLAN COMMITTEE ATTEST	ATTEST

By:	By:

Title:	Title:

Exhibit 1

AMENDMENT NUMBER SIX TO THE
SUNTRUST BANKS, INC. 401(k) PLAN
As Amended And Restated Effective January 1, 2002

The SunTrust Banks, Inc. 401(k) Plan, as amended and restated effective January 1, 2002, and subsequently amended, is further amended as set forth below, effective as of January 1, 2006, unless otherwise stated:

1.	Subsection 1.11(a), is amended effective January 1, 2006, as set forth below:

1.1	Compensation. . . ..

(a)	Contributions. For purposes of determining the percentages that each Participant can contribute, Compensation means the basic earnings (calculated monthly, weekly or hourly, as applicable) paid by an Employer to an Employee, plus (1) shift differentials; (2) compensation classified on his Employer's payroll as vacation pay or sick pay; (3) draw for a commission Employee; (4) overtime pay; (5) certain bonuses, commissions, non-deferred payments under the SunTrust Management Incentive Plan (MIP) or any successor plan, and other incentive pay as determined from time to time by the Board or the Compensation Committee; and (6) salary reduction contributions under Code Sections 401(k), 125 (flexible benefits), and/or 132(f) (parking, effective January 1, 1999). Compensation excludes (1) other forms of extra compensation; (2) Employer payments for group insurance; (3) payments under this Plan and any other qualified or non-qualified deferred compensation plan; (4) income arising from stock options, stock awards and stock appreciation rights; (5) fringe benefits (except qualified transportation fringe benefits under Code Section 132(f)); (6) expense reimbursements; (7) payments under an Employer's long-term disability plan; and (8) other forms of indirect payments. Compensation for the Participant who enters the Plan after the beginning of a Plan Year includes only amounts earned after he enters the Plan.

2.	Subsection 3.1(d)(6) is clarified effective January 1, 2002, as set forth below:

3.1	Employee Elective Contributions and Catch-Up Contributions.

. . ..

(d)	Catch-Up Contributions.

. . .

(6)	Matching Contributions. The Employers will not make any Matching Contribution on any Catch-Up Contribution, except those that are recharacterized as regular Elective Contributions and that are eligible for a Matching Contribution under Subsection 3.2(a).

3.	Subsection 3.1(h) is amended effective January 1, 2004, by adding the following sentence to the end:

3.1	Employee Elective Contributions and Catch-Up Contributions.

. . .

(h)	Modification. . . . The Committee may limit the election frequency to once in each Plan Year for those Participants who also participate in the SunTrust Banks, Inc. 401(k) Excess Plan or in any similar nonqualified deferred compensation plan.

4.	Subsection 5.2(b) is amended effective January 1, 2006, as set forth below:

5.2	Hardship Withdrawals.

. . .

(b)	Immediate and Heavy Financial Need. The Participant may make a hardship withdrawal only if he incurs a hardship that creates an immediate and heavy financial need that he cannot meet without the withdrawal. Effective January 1, 2006, a hardship withdrawal must be necessitated by either:

(1)	Expenses for, or necessary to obtain, medical care for the Participant, Spouse, qualifying child, or qualifying relative, which would be deductible under Code Section 213(d) if determined without regard to whether medical expenses exceed 7.5% of adjusted gross income.

(2)	Costs directly related to the purchase of the Participant's principal residence, (including land purchase and all construction costs, and excluding mortgage payments).

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education (including trade school) for the Participant, Spouse, qualifying child or qualifying relative.

(4)	Payments necessary to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage on his principal residence.

(5)	Payments for burial or funeral expenses for the Participant's deceased Spouse, qualifying child or qualifying relative.

(6)	Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income.

(7)	Any other catastrophic financial hardship that the Committee determines to have consequences similar in severity to the events listed above, and that make the withdrawal necessary for the safety or well-being of the Participant, his Spouse, qualifying child or qualifying relative.

For purposes of this Subsection, a qualifying child may be the Participant's stepchild, adopted child, foster child or sibling, or a descendant of any such person; he or she must share the Participant's residence for more than half the year, must be under age 19 (or under age 24 if a full-time student, or any age if totally and permanently disabled) on the last day of the Plan Year; and he or she must not provide more than half of his or her own support. Any other dependent must be a qualifying relative (parent, in-law, child, grandchild, sibling, niece, nephew, aunt, uncle, or unrelated individual who shares the Participant's residence as a member of the household) who receives over half of his or her support from the Participant; it is irrelevant that such relative is step or adopted, or files a joint tax return with his or her spouse.

5.	Subsections 6.3(a) are amended effective March 28, 2005, as set forth below:

6.3	Timing of Payment. . . .

(a)	Payment to the Participant. The Participant may elect to receive or begin receiving payment of his Account balances as soon as administratively practicable after his Termination Date, but not later than the end of the second calendar month following the month when he reaches age 70-1/2. The terminated or Disabled Participant whose aggregate Account balances exceed $1,000 may leave all or part of his Account balances in the Plan until that date.

6.	Subsections 6.4(a) and (b) are amended effective March 28, 2005, as set forth below:

6.4	Forms of Payment.

(a)	Account Balance Over $1,000. Regardless of the reason for termination of Employment, the Participant or beneficiary whose Account balances exceed $1,000 may elect to receive payment in one of the following forms:

. . .

(b)	Account Balance Not Over $1,000. As soon as practicable after the Participant's Termination Date, the Plan will automatically make a lump sum payment in cash to any Participant or beneficiary whose aggregate Account balances do not exceed $1,000 as of the payment date. The Participant or beneficiary may elect to receive Employer Stock for the portion of his Accounts invested in Employer Stock as of the payment date. When the Account balances of a Participant or beneficiary who is receiving installment payments decrease to less than $1,000, the Plan will not cash out those balances unless the Participant or beneficiary elects a lump sum payment. The automatic cash-out threshold was $3,500 before 1998, and was $5,000 from January 1, 1998 until March 28, 2005.

SUNTRUST BANKS, INC. 401(k) PLAN
ADDENDUM B24
SEIX INVESTMENT ADVISORS, INC.

ARTICLE 1
Definitions

B24-1.16	Effective Date means May 28, 2004, the date when Seix Investment Advisors, Inc. became part of the Controlled Group (the Acquisition Date).

ARTICLE 2
Eligibility

B24-2.1	Eligibility. Each Employee who had worked for Seix before the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on July 1, 2004. This Plan granted credit for service with Seix for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN
ADDENDUM B25
ZEVENBERGEN CAPITAL, INC.

ARTICLE 1
Definitions

B25-1.16	Effective Date means January 1, 2005, the date when Zevenbergen Capital, Inc. became part of the Controlled Group (the Acquisition Date).

ARTICLE 2
Eligibility

B25-2.1	Eligibility. Each Employee who had worked for Zevenbergen before the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on January 1, 2005. This Plan granted credit for service with Zevenbergen for purposes of eligibility to participate and to receive Matching Contributions.